Exhibit 10.9

CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (the “Consent”) is entered into as of the 2nd day of August, 2006, by and among Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), BioDelivery Sciences International, Inc., a Delaware corporation (“BDSI”), Arius Pharmaceuticals, Inc., a Delaware corporation (“Arius”) and Arius Two, Inc., a Delaware corporation (“A2”).

WHEREAS, (i) BDSI and Laurus are parties to that certain Securities Purchase Agreement, dated as of February 22, 2005 (as amended, restated, modified and/or supplemented from time to time, the “February 2005 Purchase Agreement”), (ii) BDSI, certain subsidiaries of BDSI and Laurus are parties to certain of the “Related Agreements” under and as defined in the February 2005 Purchase Agreement (as amended, restated, modified and/or supplemented from time to time, the “February 2005 Related Agreements” and, together with the February 2005 Purchase Agreement, the “February 2005 Documents”), (iii) BDSI and Laurus are parties to that certain Securities Purchase Agreement, dated as of May 31, 2005 (as amended, restated, modified and/or supplemented from time to time, the “May 2005 Purchase Agreement”), and (iv) BDSI, certain subsidiaries of BDSI and Laurus are parties to certain of the “Related Agreements” under and as defined in the May 2005 Purchase Agreement (as amended, restated, modified and/or supplemented from time to time, the “May 2005 Related Agreements” and, together with the May 2005 Purchase Agreement, the “May 2005 Documents”; the February 2005 Documents and the May 2005 Documents are collectively referred to herein as the “Laurus Documents” and each, a “Laurus Document”), ;

WHEREAS, BDSI and its wholly-owned subsidiary A2 intend to consummate a transaction with QLT USA, Inc., a Delaware corporation (“QLT”) in which A2 shall acquire BEMA assets described more fully in that certain Intellectual Property Assignment Agreement, and related documents and agreements (as each are in effect on the date hereof, the “BEMA Transfer Agreements”) attached hereto as Exhibit A and incorporated by this reference.

WHEREAS, certain provisions of the BEMA Transfer Agreements shall require the waiver and consent of Laurus under the terms of the Laurus Documents to effect the purposes of the BEMA Transfer Agreements and ensure proper future performance thereunder; and

WHEREAS, Laurus is willing to grant such consents and/or waivers and enter into this Consent, in order to permit A2 to acquire the assets described in the BEMA Transfer Agreements.

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. Laurus Consent and Waiver. In connection with and subject to the execution of the BEMA Transfer Agreements, Laurus hereby grants the following limited consents and waivers in connection with the execution of the BEMA Transfer Agreements:

a.	Laurus consents to the creation of its wholly-owned subsidiary A2 under Section 6.12(f), of each of the February 2005 Purchase Agreement and the May 2005 Purchase Agreement, and waives any obligation on the part of BDSI, Arius or A2 to comply with the requirements for wholly owned subsidiaries set forth in Section 6.12(f)(ii) solely with respect to the creation and existence of A2;

b.	Laurus consents under Section 6.12(e)(i) and (iii) of each of the February 2005 Purchase Agreement and the May 2005 Purchase Agreement to execution and delivery of that certain Guaranty, dated the date hereof, made by BDSI for the benefit of QLT (as in effect on the date hereof and attached hereto as part of Exhibit A, the “Guaranty”), pursuant to which BDSI guarantees the deferred portion of the purchase price set forth in the BEMA Transfer Agreements; provided that (i) the obligations of BDSI under the Guaranty shall be unsecured, (ii) the obligations of BDSI under the Guaranty owed to QLT shall be subordinated to the obligations of BDSI owed to Laurus under the Laurus Documents and (iii) Section 2.11 of the Guaranty shall not be amended, supplemented or otherwise modified in any respect without the prior written consent of Laurus.

2. Covenants. BDSI and Arius hereby covenant and agree that in consideration of the grant by Laurus of the waivers and consents contained herein, such companies shall not, and shall not permit any of their respective subsidiaries to:

a.	Transfer any assets into A2 or make any loan to or investment in, A2 ; or

b.	Guarantee, secure or otherwise become liable for, any obligation of A2 other than the Guaranty.

3. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of New York applicable to contracts made and performed in such state, without regard to principles of conflicts of laws (other than the principles set forth in Section 5-1401 of the General Obligations Law of the State of New York).

4. Counterparts, etc. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. One or more counterparts of this Agreement may be delivered via telefacsimile, with the intent that any such counterpart have the effect of an original counterpart hereof. Following the execution hereof, this Agreement shall be a February 2005 Related Agreement and a May 2005 Related Agreement.

[The next page is the signature page.]

This Consent and Waiver is executed by the undersigned effective as of August 2, 2006.

LAURUS MASTER FUND, LTD.

By:	/s/ Eugene Grin
Name:	Eugene Grin
Title:	Director

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President & CEO

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

ARIUS TWO, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

EXHIBIT A

BEMA TRANSFER AGREEMENTS (each agreement to be attached to this Exhibit A)

1.	Intellectual Property Assignment Agreement

2.	Secured Promissory Note

3.	Guaranty

4.	Security Agreement

5.	Patent and Trademark Security Agreement